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                                 EXHIBIT 99.2


                             PAB BANKSHARES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints _________________, __________________, and
________________, and each of them as Proxies, each with the power to appoint her or his substitute, acting by majority or by any of them if only one is present and acting to represent and to vote, as designated below, all the shares of common stock of PAB Bankshares, Inc. ("PAB") held of record by the undersigned on _______ __, 1998, at the PAB Special Meeting of Shareholders to be held at _____ a.m., Valdosta time, on ________ __, 1998, at the main office of PAB located at 3102 North Oak Street Extension, Valdosta, Georgia.

     1. PROPOSAL TO: approve the issuance of shares of PAB common stock in connection with the Agreement and Plan of Merger, dated as of December 31, 1997 (the "Merger Agreement"), by and among Investors, Bainbridge National Bank and PAB, pursuant to which, among other matters, (a) Investors will merge with and into PAB and (b) the shares of Investors common stock, Investors warrants and Investors options will be converted into the right to receive shares of PAB common stock, as described in the Joint Proxy Statement/Prospectus dated _______ __, 1998.

          FOR [_]                  AGAINST [_]                  ABSTAIN [_]

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 ABOVE.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

     If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

     DATED:______________________________, 1998


     __________________________________________
     Signature

     __________________________________________
     Signature if held jointly